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                                                                  EXHIBIT 23.1.6




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We have issued our report dated February 9, 1996 accompanying the consolidated financial statements of Home Products International, Inc. (formerly "Selfix, Inc.") ended December 30, 1995. We consent to the use of the above report in the Registration Statement of Home Products International, Inc. (formerly "Selfix, Inc.") on Form S-4 and to the use of our name as it appears under the caption "Experts."


                                                GRANT THORNTON LLP








Chicago, Illinois
July 8, 1998